Exhibit 99.1

For more information, contact:

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

WEST COAST BANCORP REPORTS SOLID START TO 2007

•	DILUTED QUARTERLY EARNINGS PER SHARE OF $.49 INCREASED 11% OVER THE FIRST QUARTER 2006.
•	RETURN ON AVERAGE EQUITY, TANGIBLE* OF 17.1% IN THE FIRST QUARTER OF 2007.
•	ROBUST CONSTRUCTION LOAN GROWTH CONTINUED IN FIRST QUARTER 2007.

Lake Oswego, OR – April 17, 2007 – West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $7.9 million or $.49 per diluted share for the first quarter of 2007, compared to first quarter 2006 earnings of $6.7 million or $.44 per diluted share.

	Three months ended March 31,
(Dollars in millions, except per share data)	2007	2006	% Change
Diluted Earnings Per Share	$0.49	$0.44	11%
Return On Average Equity	15.7%	17.2%
Return On Average Equity, Tangible*	17.1%	17.3%
Total Period End Loans	$2,021	$1,613	25%
Total Period End Deposits	$2,029	$1,675	21%

*Return on Average Equity, Tangible is a non-GAAP measure that we define and calculate as net income excluding intangible asset amortization, net of tax, divided by average equity less average intangible assets. See financial tables for details.

“In the first quarter of 2007, the Company experienced solid loan growth from the fourth quarter of 2006,” said Robert D. Sznewajs, President & CEO. “The loan growth combined with a better than expected net interest margin of 4.99% in the quarter contributed to strong net interest income growth. This offset the substantial increase in the provision for loan losses compared to prior quarters.”

WEST COAST BANCORP REPORTS FIRST QUARTER 2007 EARNINGS

April 17, 2007

Financial Results:

The 20% growth in net interest income from the first quarter of 2006 was generated by the very strong loan and deposit growth of 25% and 21% over the same time period. Due to the rising costs of interest-bearing deposits, the first quarter net interest spread fell 26 basis points from the same quarter in 2006. The net interest margin compressed less at 9 basis points mainly due to the growth in and higher value of non-interest-bearing deposit balances. The first quarter 2007 net interest margin of 4.99% exceeded our projections as construction loan balances and fees, along with loan pre-payment fees surpassed our expectations.

As a result of broad-based revenue growth in fee income categories, total non-interest income grew $2.0 million or 33% from the first quarter in 2006. Successful product introductions along with heavy marketing efforts supported the continued increase in the number of transaction deposit accounts and related products penetration, including debit cards, and caused deposit service charges and payment systems-related revenues to expand to 17% year over year. Additionally, first quarter 2007 revenues from gains on sales of loans nearly doubled from the first quarter of 2006, with excellent growth in both SBA and single-family residential mortgage areas. First quarter 2006 non-interest income was negatively affected by a $.5 million loss on sales of investment securities.

Compared to first quarter 2006, total non-interest expense increased $2.5 million or 13%, with slightly less than half the growth caused by new personnel, branches and the Mid-Valley acquisition in June 2006. The higher personnel expense in the most recent quarter from the prior year first quarter was primarily due to annual merit salary, additional commercial lending personnel and increased performance-based pay. The year over year first quarter 23% increase in equipment expense reflects investments in technology to support our products and delivery platforms. Occupancy expense increased 27% from the same quarter in 2006, with the majority of the growth caused by new locations acquired or opened over the past 12 months.

WEST COAST BANCORP REPORTS FIRST QUARTER 2007 EARNINGS

April 17, 2007

The 2007 first quarter provision for loan losses increased substantially to $2.8 million from $.4 million in the same quarter in 2006. In addition to strong loan growth in first quarter 2007, the net charge-offs were $1.4 million or annualized 0.28% of average loans, an increase from first quarter 2006 net charge-offs of $.2 million or 0.06%, respectively. One commercial relationship represented $1.2 million of the net charge offs in the first quarter of 2007. Non-performing assets increased from $1.0 million or .05% of total assets at March 31, 2006, to $3.8 million at quarter end 2007, while still remaining at a historically low level of .15% of total assets.

In light of the strong risk-weighted asset growth in the quarter, the Company issued $12.5 million additional trust preferred securities on March 29, 2007, and repurchased only 15,000 of its shares at an average cost of $31.58 per share during the quarter. At March 31, 2007, approximately 242,000 shares remained available for repurchase under the Company’s share repurchase program.

Other:

The Company will hold a Webcast conference call Wednesday, April 18 , at 8:30 a.m. Pacific Time, during which the Company will discuss first quarter 2007 results, review its strategic progress, and provide management’s current expectations for 2007.

To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the 1st Quarter 2007 Earnings Conference Call” tab. The conference call may also be accessed by dialing 877.604.2072, ID # 1885364 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

WEST COAST BANCORP REPORTS FIRST QUARTER 2007 EARNINGS

April 17, 2007

West Coast Bancorp, one of Oregon Business Magazine’s 100 Best Companies to Work For, is a Northwest bank holding company with $2.5 billion in assets, operating 60 offices in Oregon and Washington. The company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank. For more information, visit the Company web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2006, including under the heading "Forward Looking Statement Disclosure" and in Item 1A. Risk Factors.

WEST COAST BANCORP REPORTS FIRST QUARTER 2007 EARNINGS

April 17, 2007

	West Coast Bancorp
	Consolidated Income Statements
(Unaudited)	Three months ended			Twelve months ended
(Dollars and shares in thousands)	March 31,		Dec. 31,	December 31,
	2007	2006	2006	2006	2005
Net interest income
Interest and fees on loans	$39,911	$29,099	$38,137	$136,193	$101,419
Interest on investment securities	3,742	3,176	3,815	13,737	10,920
Other interest income	119	73	349	868	652
Total interest income	43,772	32,348	42,301	150,798	112,991
Interest expense on deposit accounts	12,988	7,156	13,486	40,927	20,497
Interest on borrowings and subordinated debentures	2,900	2,005	1,975	8,999	5,933
Total interest expense	15,888	9,161	15,461	49,926	26,430
Net interest income	27,884	23,187	26,840	100,872	86,561

Provision for loan losses	2,800	408	1,200	2,733	2,175
Non-interest income
Service charges on deposit accounts	2,885	2,536	2,833	11,096	8,686
Payment systems related revenue	1,678	1,359	1,738	6,738	4,900
Trust and investment services revenues	1,492	1,267	1,484	5,480	5,151
Gains on sales of loans	1,304	701	821	2,962	3,046
Other	674	648	631	2,506	3,348
Loss on impairment of securities	—	—	—	—	(1,316)
Losses on sales of securities	—	(479)	—	(686)	(716)
Total non-interest income	8,033	6,032	7,507	28,096	23,099
Non-interest expense
Salaries and employee benefits	12,513	11,107	12,017	47,240	40,606
Equipment	1,525	1,242	1,455	5,477	4,837
Occupancy	2,049	1,612	1,921	7,048	6,267
Payment systems related expense	665	528	625	2,378	1,739
Professional fees	421	548	646	2,484	2,984
Postage, printing and office supplies	875	762	919	3,558	2,833
Marketing	1,123	1,021	1,260	4,967	3,830
Communications	434	316	388	1,370	1,210
Other non-interest expense	1,432	1,441	2,149	7,143	8,328
Total non-interest expense	21,037	18,577	21,380	81,665	72,634
Income before income taxes	12,080	10,234	11,767	44,570	34,851
Provision for income taxes	4,216	3,487	4,068	15,310	11,011
Net income	$7,864	$6,747	$7,699	$29,260	$23,840

Basic earnings per share	$0.51	$0.46	$0.50	$1.95	$1.63
Diluted earnings per share	$0.49	$0.44	$0.48	$1.86	$1.55

Weighted average common shares	15,482	14,582	15,432	15,038	14,658
Weighted average diluted shares	16,127	15,284	16,130	15,730	15,344

Tax equivalent net interest income	$28,283	$23,561	$27,246	$102,432	$88,026

WEST COAST BANCORP REPORTS FIRST QUARTER 2007 EARNINGS

April 17, 2007

	West Coast Bancorp
	Consolidated Balance Sheets

	March 31,	March 31,	Dec. 31,
(Dollars and shares in thousands, unaudited)	2007	2006	2006
Assets:
Cash and cash equivalents	$89,578	$78,972	$93,800
Investments	288,005	277,999	328,652
Total loans	2,020,788	1,612,562	1,947,690
Allowance for loan losses	(24,464)	(20,642)	(23,017)
Loans, net	1,996,324	1,591,920	1,924,673
Goodwill and other intangibles	14,881	96	15,032
Other assets	97,176	81,195	103,215
Total assets	$2,485,964	$2,030,182	$2,465,372

Liabilities and Stockholders’ Equity:
Demand	$471,767	$439,441	$496,676
Savings and interest-bearing demand	1,009,880	844,085	986,196
Certificates of deposits	547,719	391,558	523,480
Total deposits	2,029,366	1,675,084	2,006,352
Borrowings and subordinated debentures	211,500	173,148	229,409
Other liabilities	37,037	19,909	28,729
Total liabilities	2,277,903	1,868,141	2,264,490
Stockholders’ equity	208,061	162,041	200,882
Total liabilities and stockholders’ equity	$2,485,964	$2,030,182	$2,465,372

Common shares outstanding period end	15,630	14,726	15,586
Book value per common share	$13.31	$11.00	$12.89
Tangible book value per common share	$12.36	$11.00	$11.92

	West Coast Bancorp
	Period End Loan Portfolio By Category
	March 31,	March 31,	Change		Dec. 31,
(Dollars in thousands, unaudited)	2007	2006	Amount	%	2006
Commercial loans	$482,730	$395,464	$87,266	22%	$463,188
Real estate construction loans	440,391	238,480	201,911	85%	365,954
Real estate mortgage loans	282,827	249,521	33,306	13%	287,495
Real estate commercial loans	788,964	702,409	86,555	12%	804,865
Installment and other consumer loans	25,876	26,688	(812)	-3%	26,188
Total loans	$2,020,788	$1,612,562	$408,226	25%	$1,947,690

WEST COAST BANCORP REPORTS FIRST QUARTER 2007 EARNINGS

April 17, 2007

	West Coast Bancorp
	Loans and deposits acquired

	March 31,	March 31,	Change
(Dollars in millions, unaudited)	2007	2006	Amount	%
Total period end loans	$2,021	$1,613	$408	25%
Loans acquired in acquisition	$73	$—	$73	—
Total period end organic* loans	$1,948	$1,613	$335	21%

Total period end deposits	$2,029	$1,675	$354	21%
Deposits acquired in acquisition	$86	$—	$86	—
Total period end organic* deposits	$1,943	$1,675	$268	16%

* Total loans and deposits less loans and deposits acquired in Mid-Valley Bank acquisition, respectively.

	West Coast Bancorp
	Return on average equity, tangible reconciliation*

(Dollars in thousands)	For the period ended March 31,		For the years ended December 31,
	2007	2006	2006	2005
Net income	$7,864	$6,747	$29,260	$23,840
Less: intangible asset amortization, net of tax	98	54	283	220
Net income, tangible	$7,962	$6,801	$29,543	$24,060

Average shareholders’ equity	$203,391	$159,274	$177,648	$151,263
Less: average intangibles	(14,955)	(136)	(8,039)	(346)
Average shareholders’ equity, tangible	$188,436	$159,138	$169,609	$150,917
(1) Federal income tax provision applied at 35%.

Return on average equity	15.7%	17.2%	16.5%	15.8%
Return on average equity, tangible	17.1%	17.3%	17.4%	15.9%

*Management uses return on equity, tangible internally and has disclosed it to investors based on its belief that the figure makes it easier to compare the Company’s performance to other financial institutions that do not have merger-related intangible assets and is commonly used in the industry.

WEST COAST BANCORP REPORTS FIRST QUARTER 2007 EARNINGS

April 17, 2007

	West Coast Bancorp
	Financial Information

	First	First	Fourth
(Dollars in thousands except for per share data, unaudited)	Quarter	Quarter	Quarter	Year to date	Year to date
(all rates have been annualized where appropriate)	2007	2006	2006	2006	2005
PERFORMANCE RATIOS
- Return on average assets	1.31%	1.37%	1.29%	1.33%	1.28%
- Return on average common equity	15.68%	17.18%	15.54%	16.47%	15.76%
- Return on average tangible equity	17.13%	17.33%	17.04%	17.42%	15.94%
- Non-interest income to average assets	1.33%	1.23%	1.26%	1.28%	1.24%
- Non-interest expense to average assets	3.49%	3.78%	3.58%	3.72%	3.88%
- Efficiency ratio, tax equivalent	57.9%	61.8%	61.5%	62.2%	64.2%

NET INTEREST MARGIN
- Yield on interest-earning assets	7.79%	7.05%	7.59%	7.37%	6.49%
- Rate on interest-bearing liabilities	3.68%	2.68%	3.71%	3.27%	2.06%
- Net interest spread	4.11%	4.37%	3.88%	4.10%	4.43%
- Net interest margin	4.99%	5.08%	4.84%	4.96%	4.99%

AVERAGE ASSETS
- Investment securities	$312,780	$289,096	$321,942	$298,758	$262,134

- Commercial loans	$467,578	$379,027	$442,512	$418,955	$360,898
- Real estate construction loans	399,119	225,525	328,625	274,856	157,785
- Real estate mortgage loans	282,628	245,096	279,526	265,217	219,422
- Real estate commercial loans	799,576	705,250	802,230	759,023	710,119
- Installment and other consumer loans	25,772	27,353	27,066	27,726	31,708
- Total loans	$1,974,673	$1,582,251	$1,879,959	$1,745,777	$1,479,932

- Total interest earning assets	$2,300,764	$1,881,206	$2,233,725	$2,066,217	$1,764,209
- Other assets	142,069	112,421	138,218	127,412	105,551
- Total assets	$2,442,833	$1,993,627	$2,371,943	$2,193,629	$1,869,760

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$463,226	$431,060	$496,870	$466,282	$421,766
- Interest bearing demand,
savings, and money market	991,908	827,166	984,227	897,817	789,054
- Certificates of deposits	538,304	385,011	534,000	457,077	362,035
- Total deposits	$1,993,438	$1,643,237	$2,015,097	$1,821,176	$1,572,855

- Borrowings and subordinated debentures	$220,534	$173,960	$137,326	$170,790	$130,352

- Total interest bearing liabilities	$1,750,746	$1,386,137	$1,655,553	$1,525,683	$1,281,441
- Other liabilities	488,696	448,216	519,771	490,298	437,056
- Total liabilities	$2,239,442	$1,834,353	$2,175,324	$2,015,981	$1,718,497
- Average common equity	203,391	159,274	196,619	177,648	151,263
- Total average liabilities and common equity	$2,442,833	$1,993,627	$2,371,943	$2,193,629	$1,869,760

AVERAGE ASSET/LIABILITY RATIOS
- Average stockholders’ equity to average assets	8.33%	7.99%	8.29%	8.10%	8.09%
- Average int. earning assets to int. bearing liabilities	131.4%	135.7%	134.9%	135.4%	137.7%
- Average loans to average assets	80.8%	79.4%	79.3%	79.6%	79.2%
- Interest bearing deposits to assets	62.6%	60.8%	64.0%	61.8%	61.6%

WEST COAST BANCORP REPORTS FIRST QUARTER 2007 EARNINGS

April 17, 2007

	West Coast Bancorp
	Allowance For Loan Losses and Net Charge-offs
	Quarter ended	Quarter ended	Quarter ended
	March 31,	March 31,	Dec. 31,
(Dollars in thousands, unaudited)	2007	2006	2006
Allowance for loan losses, beginning of period	$23,017	$20,469	$22,404
Provision for loan losses	2,800	408	1,200

Charge-offs	1,520	505	774
Recoveries	167	270	187
Net charge-offs	1,353	235	587

Allowance for loan losses, from acquisition	—	—	—

Total allowance for loan losses	$24,464	$20,642	$23,017

Net loan charge-offs to average loans (annualized)	0.28%	0.06%	0.12%

	Year to date	Year to date
	December 31,	December 31,
(Dollars in thousands, unaudited)	2006	2005
Allowance for loan losses, beginning of period	$20,469	$18,971
Provision for loan losses	2,733	2,175

Charge-offs	1,921	1,624
Recoveries	849	947
Net Charge-offs	1,072	677

Allowance for loan losses, from acquisition	887	—

Total allowance for loan losses	$23,017	$20,469

Net loan charge-offs to average loans	0.06%	0.05%

	West Coast Bancorp
	Non-performing Assets
	March 31,	March 31,	Dec. 31,
(Dollars in thousands, unaudited)	2007	2006	2006
Non-accruing loans	$3,800	$996	$1,468
90 day delinquencies	—	—	—
Total non-performing loans	3,800	996	1,468

Other real estate owned	—	—	—
Total non-performing assets	$3,800	$996	$1,468

Allowance for loan losses to total loans	1.21%	1.28%	1.18%
Non-performing loans to total loans	0.19%	0.06%	0.08%
Allowance for loan losses to non-performing loans	644%	2073%	1568%
Non-performing assets to total assets	0.15%	0.05%	0.06%
Allowance for loan losses to non-performing assets	644%	2073%	1568%